UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     December 22, 2011

Roberts Realty Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia

(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia	30350
(Address of Principal Executive Offices)	(Zip Code)

(770) 394-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 22, 2011, the board of directors of Roberts Realty Investors, Inc. elected Mr. Weldon R. Humphries as a director, effective immediately, to fill an existing vacancy on the board of directors.  Mr. Humphries previously served as a director of the company from February 1998 until July 2001.  Mr. Humphries will also serve as a member of the Audit Committee and the Compensation Committee of the board of directors.  Our board of directors has determined that Mr. Humphries is an “independent” director within the meaning of Section 803A of the Company Guide of the NYSE Amex, Item 407(a) of Regulation S-K and SEC Rule 10A-3 — Listing Standards Relating to Audit Committees.  There has been no transaction or proposed transaction, during the past two years, to which we were or are to be a party in which Mr. Humphries had or has a direct or indirect material interest required to be disclosed under Item 404 of SEC Regulation S-K.

Mr. Humphries had a distinguished twenty-year career with Manor Care, Inc. and subsidiary companies (Choice Hotels International and SunBurst Hospitality Corp.) where he served as Senior Vice President of Real Estate and Development from 1978 — 1998.  He was responsible for asset management, acquisitions, and development for all three companies.  During his tenure each company was listed on the New York Stock Exchange.

Mr. Humphries earned a BBA from the University of Houston, an MBA from the University of Hartford, and served as an officer in the United States Marine Corps before starting his career in the field of real estate and finance.  He began his career in commercial mortgage lending at Connecticut General Life Insurance Company and later became Vice President and head of real estate for Arvida Corporation, one of Florida’s largest land owner/developers.  He was subsequently selected by Republic Mortgage Investors, a Real Estate Investment Trust, to head its real estate portfolio as Vice President of Investments before joining Manor Care.  Mr. Humphries is also a licensed real estate broker, has taught real estate appraisal and mortgage banking courses, and has been a guest speaker at numerous real estate and investment seminars and at the National Association of Home Builders.

In accordance with the standard compensation arrangements for our directors, Mr. Humphries will receive an annual fee of $18,000 for attendance, in person or by telephone, at meetings of the board of directors and its committees and will receive reimbursement for reasonable travel expenses and out-of-pocket expenses incurred in connection with his activities on our behalf.

A copy of the press release that we issued on December 23, 2011 announcing the election of Mr. Humphries to our board of directors is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01       Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Exhibit

99.1	Press release issued by Roberts Realty Investors, Inc. on December 23, 2011 regarding the election of Mr. Weldon R. Humphries to its Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: December 23, 2011	By:	/s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer